EXHIBIT 23.2

INDEPENDENT AUDITORS’ CONSENT

We consent to the incorporation by reference in this Registration Statement of Prolong International Corporation on Form S-8 of our report dated March 18, 2002, appearing in the Annual Report on Form 10-K of Prolong International Corporation for the year ended December 31, 2001.

HASKELL & WHITE LLP, Independent Auditors

/s/    Haskell & White LLP
Irvine, California
August 13, 2002